EXHIBIT F-2(E)





                                 May 2, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


            Re: GPU, Inc.
                Jersey  Central  Power &  Light  Company
                Metropolitan  Edison Company
                Pennsylvania  Electric Company
                Declaration on Form U-1
                SEC FILE NO. 70-7926
                ------------------------------------------------------

Ladies and Gentlemen:

            We have  examined  Post-Effective  Amendment  No. 18, dated April 6,
2000, to the Declaration on Form U-1, dated December 24, 1991, under the Public Utility Holding Company Act of 1935, as amended (the "Act"), filed by GPU, Inc. ("GPU"), Jersey Central Power & Light Company ("JCP&L"), Metropolitan Edison Company ("Met-Ed") and Pennsylvania Electric Company ("Penelec") with the Securities and Exchange Commission ("Commission"), and docketed by the Commission in SEC File No. 70-7926, as to be amended by Post-Effective Amendment No. 19 thereto, dated this date, of which this opinion is to be a part. (The Declaration, as so amended and thus to be amended, is hereinafter referred to as the "Declaration.")

            The Declaration now contemplates, among other things, the issuance, sale and/or renewal, through December 31, 2003 of 1) unsecured promissory notes to GPU by JCP&L, Met-Ed and Penelec ("Unsecured Promissory Notes") and 2) secured borrowings made under Lines of Credit, Short-Term Debt and the Credit Agreement, all as defined in the Declaration (together, "Secured Borrowings") by JCP&L, Met-Ed and Penelec.


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Securities and Exchange Commission
May 2, 2001
Page 2



            In addition to the matters set forth in our previous opinion dated April 28, 1999 and filed as Exhibit F-2(d) to the Declaration, we have reviewed the opinion of Ballard Spahr Andrews & Ingersoll, LLP, dated April 28, 1999 and filed as Exhibit F-3(d) to the Declaration and the documents, instruments and agreements referenced therein. We have also examined a copy of the Commission's Order dated June 22, 1999 ("1999 Order"), permitting the Declaration, as then amended, to become effective, and the Commission's Supplemental Order dated December 15, 2000, which clarified certain matters in the 1999 Order, and such other documents, instruments and agreements and have made such further investigation as we have deemed necessary as a basis for this opinion.

            We have acted as Pennsylvania counsel to GPU and its subsidiaries for many years. In such capacity, we have participated in various proceedings relating to GPU and its subsidiaries, and we are familiar with the terms of the outstanding securities of the corporations comprising the GPU holding company system.

            We are members of the bar of the Commonwealth of Pennsylvania and do not herein purport to be expert in the laws of any other jurisdiction.

            Based upon and subject to the foregoing, and assuming that the transactions therein proposed are carried out in accordance with the Declaration, insofar as matters of Pennsylvania law are concerned, we are of the opinion that subject to the conditions specified,

                  (a) all Pennsylvania laws applicable to the proposed transactions will have been complied with (except that we express no view with respect to any state "blue sky" or securities laws that will have been complied with),

                  (b) GPU, Met-Ed and Penelec are each validly organized and duly subsisting in the Commonwealth of Pennsylvania,

                  (c) the Unsecured  Promissory Notes and the Secured Borrowings
            will each be valid and binding obligations of the respective issuers thereof in accordance with their respective terms, subject to the effect of any applicable bankruptcy,



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Securities and Exchange Commission
May 2, 2001
Page 3



            insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally and general equitable principles, and

                  (d) the  issuance of the  Unsecured  Promissory  Notes and the
            Secured Borrowings will not violate the legal rights of the holders of any securities issued by GPU, JCP&L, Penelec or Met-Ed, or any "associate company" thereof, as defined in the Act.

            The foregoing opinions assume the following conditions shall have been satisfied:

            (1) the Commission shall have entered an appropriate order forthwith permitting the Declaration to become effective; and

            (2) the appropriate officers of each of the GPU Companies shall, on their respective behalves, have issued and sold to the extent contemplated by the Declaration, the Unsecured Promissory Notes and the Secured Borrowings against the receipt of cash or renewal thereof equal to the principal amount thereof, each of which (i) is issued, sold or renewed in accordance with the terms and under the conditions set forth in the Declaration, and (ii) in the case of JCP&L, together with all other notes and drafts representing unsecured borrowings at the time outstanding does not exceed such amounts as may be imposed by its charter.

            We hereby consent to the filing of this opinion as an exhibit to the Declaration and in any proceedings before the Commission that may be held in connection therewith.


                                    Very truly yours,



                                    RYAN, RUSSELL, OGDEN & SELTZER LLP